EXHIBIT 4.2

OPTION AGREEMENT

               This Option Agreement (this "Agreement") is made and entered into as of the 1st day of December, 2004 by and between Arena Resources, Inc. ("Arena") and (the "Stockholder"), with reference to the following facts:

               A.     Arena has agreed to acquire certain assets pursuant to that certain Purchase and Sale Agreement dated effective December 1, 2004 by and between Arena and the Stockholder (the “Purchase and Sale Agreement”).

               B.     A portion of the purchase price under the Purchase and Sale Agreement will consist of __________ shares of common stock, par value $0.001 per share, of Arena (the “Shares”), which will be issued by Arena to the Stockholder in connection with the closing of the transactions contemplated by the Purchase and Sale Agreement.

               C.     Arena desires to have the opportunity to repurchase the Shares, and the Stockholder desires the opportunity to be able to sell the Shares to Arena, in accordance with the terms of this Agreement.

               NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

               1.    Call Option. Arena shall have the right and option (the “Call Option”) to repurchase any or all of the Shares at any time on or before November 1, 2006 for a purchase price of $8.50 per share (the “Per Share Call Price”). Arena may exercise the Call Option by giving written notice of such exercise to the Stockholder, specifying the number of Shares with respect to which the Call Option is being exercised (the “Called Shares”) and the effective date of the repurchase which shall be no less than ten (10) days and no more than sixty (60) days after the date of the notice. Upon exercise of the Call Option by Arena, the Stockholder shall be obligated to sell the Called Shares to Arena for the Per Share Call Price. The closing of the purchase of the Called Shares shall be held at Arena’s principal office on or about the effective date specified in the Call Option notice. At closing, Arena shall deliver to the Stockholder the amount of the purchase price for the Called Shares in immediately available funds, and the Stockholder shall deliver to Arena the stock certificate(s) representing the Called Shares, properly endorsed for transfer to Arena.

               2. Put Option. For a period of thirty (30) days from and after November 1, 2006 (the “Put Period”), the Stockholder shall have the right and option (the “Put Option”) to sell any or all of the Shares then owned by the Stockholder to Arena for a purchase price of $7.00 per share (the “Per Share Put Price”). The Stockholder may exercise the Put Option at any time during the Put Period by giving written notice of such exercise to Arena, specifying the number of Shares with respect to which the Put Option is being exercised (the “Put Shares”). In the event the Stockholder exercises the Put Option, Arena shall be obligated to purchase the Put Shares from the Stockholder for the Per Share Put Price. The closing of the purchase and sale of the Put Shares shall be held at Arena’s principal office within thirty (30) days following the date of the written notice exercising the Put Option. At closing, Arena shall deliver to the Stockholder the amount of the purchase price for the Put Shares in immediately available funds, and the Stockholder shall deliver to Arena the stock certificate(s) representing the Put Shares, properly endorsed for transfer to Arena.

               3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) The Stockholder has all power and authority to enter into this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the Stockholder and will constitute a valid and legally binding agreements of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c) The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transaction contemplated hereby do not and will not (i) require the consent, approval, authorization or order of or filing with or notice to any governmental agency or third party, or (ii) violate, conflict with or constitute a breach or default under (A) the terms or provisions of any contract, lease or other agreement, or (B) any statute, rule, regulation, judgment, decree or order applicable to the Stockholder.

(d) The Stockholder recognizes that its investment in the Shares involves a high degree of risk which may result in the loss of the total amount of its investment. The Stockholder is familiar with risks of an investment in the Shares. The Stockholder acknowledges that it is aware of and has carefully considered all risks incident to the purchase of the Shares. The Stockholder has carefully reviewed and understands and accepts all such risks.

(e) The Stockholder is acquiring the Shares for its own account (as principal) for investment and not with a view to the distribution or resale thereof, and has not offered or sold any portion of the Shares and has no present intention of dividing the Shares with others or of reselling or otherwise disposing of any portion of the Shares.

(f) THE STOCKHOLDER ACKNOWLEDGES AND UNDERSTANDS THAT IT MUST BEAR THE ECONOMIC RISK OF ITS INVESTMENT IN THE SHARES FOR AN INDEFINITE PERIOD OF TIME BECAUSE THERE IS NO PUBLIC MARKET FOR THE SHARES AND THAT NO MARKET FOR THE SHARES IS LIKELY TO DEVELOP. THE STOCKHOLDER FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THEREFORE CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION OR EXCEPTION FROM SUCH REGISTRATION IS AVAILABLE. THE STOCKHOLDER ALSO RECOGNIZES THAT NO FEDERAL OR STATE AGENCY HAS PASSED UPON THE SHARES OR MADE ANY FINDING OR DETERMINATION AS TO THE FAIRNESS OF AN INVESTMENT IN THE SHARES.

(g) The Stockholder is experienced and knowledgeable in the oil and gas business and has had full access to information concerning the business of Arena, has had the opportunity to obtain any information which Arena possesses and is desired by it relating to the Shares and Arena, has been given the opportunity to meet with officers of Arena and to have said officers answer any questions regarding the terms and conditions of this particular investment and all such questions have been answered to its full satisfaction, and the Stockholder acknowledges and understands the terms and conditions of its purchase of the Shares. In reaching the conclusion that the Stockholder desires to acquire the Shares, it has carefully evaluated its financial resources and investments, has consulted with such legal, accounting and other professionals as may be necessary or appropriate, and acknowledges that it is able to bear the economic risks of this investment.

(h) INDEMNIFICATION. THE STOCKHOLDER ACKNOWLEDGES THAT IT UNDERSTANDS THE MEANING AND LEGAL CONSEQUENCES OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDER SET FORTH IN THIS AGREEMENT AND THAT ARENA HAS RELIED AND WILL RELY UPON SUCH REPRESENTATIONS, WARRANTIES, COVENANTS AND CERTIFICATIONS, AND THE STOCKHOLDER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS ARENA AND ITS OFFICERS, DIRECTORS, CONTROLLING PERSONS, AGENTS AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LOSS, DAMAGE OR LIABILITY (INCLUDING ATTORNEY’S FEES), JOINT OR SEVERAL, AND ANY ACTION IN RESPECT THEREOF, TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT DUE TO OR ARISING OUT OF A BREACH OF ANY SUCH REPRESENTATION, WARRANTY OR COVENANT OF THE STOCKHOLDER.

               4. Term. This Agreement shall be effective as of the date hereof and continue in full force and effect until the earlier of the mutual agreement of the parties, the expiration or exercise and closing of the Put Option, or January 1, 2007.

               5. Restrictive Legends. Each certificate evidencing any Shares shall bear a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION AGREEMENT, DATED AS OF DECEMBER 1, 2004, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. SUCH OPTION AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN PUT AND CALL OPTIONS RELATING TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE WHICH ARE BINDING UPON ANY HOLDER OF SUCH SHARES.”

               In addition, unless counsel to Arena shall have advised Arena that such legend is no longer needed, each certificate evidencing the Shares shall bear a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.”

               6. Miscellaneous.

(a) Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing delivered personally (including delivery by courier or by facsimile if received during normal working hours) or by registered or certified mail to the address(es) indicated on the signature page of this Agreement. Each such notice shall be deemed given when delivered or on a date which is four (4) days after it is mailed in any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, with postage prepaid and properly addressed).

(b) Amendment. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

(e) Filing. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of Arena.

(f) Further Assurances. Each party agrees to execute and deliver additional documents and take other actions that another party may reasonably request for purposes of carrying out the transactions contemplated by this Agreement.

(g) Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Additional Stockholders under Section 6(i)) and their executors, administrators, personal representatives, heirs, successors and assigns. Specifically, any holder of any of the Shares shall be subject to the terms of this Agreement. Except as set forth in this Section 6(f), this Agreement does not create and shall not be construed as creating any rights enforceable by any person not a party hereto.

(h) Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement.

(i) Additional Stockholders. Any individual owners of working interests in the assets being acquired by Arena pursuant to the Purchase and Sale Agreement who receive any Shares in the consummation of the transaction (each, an “Additional Stockholder”) shall adopt and agree to be bound by this Agreement as a Stockholder hereunder by each such Additional Stockholder signing an additional signature page to this Agreement in the form attached hereto as Exhibit “A”. All gender and numeric specific terms used herein shall be deemed modified as appropriate when referring to such Additional Stockholders.

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               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARENA RESOURCES, INC.

By: ______________________________ Name: ____________________________ Title: _____________________________

Address for Notice:
______________________________ ______________________________
Attn: ____________________________ Telephone: _______________________ Telecopy: ________________________

STOCKHOLDER:

By

Address for Notice:

______________________________ ______________________________

Attn: ____________________________ Telephone: _______________________ Telecopy: ________________________

EXHIBIT “A”

to that certain
OPTION AGREEMENT
by and between
Arena Resources, Inc.
and

dated December 1, 2004

ADDITIONAL SIGNATURE PAGE
for _______________________

This is an additional signature page to the Option Agreement dated as of December 1, 2004 between Arena Resources, Inc. and _______________________ (the “Option Agreement”) as provided for in 6(i) thereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Option Agreement.

ADDITIONAL STOCKHOLDER:	______________________________

ADDRESS:	______________________________ ______________________________ ______________________________

The undersigned is a Seller pursuant to the Purchase and Sale Agreement and is to receive certain of the Shares as a part of the purchase price. I hereby ratify and adopt the Option Agreement and agree to all of the terms and provisions and make all of the representations as a Stockholder thereunder as if I was an original signatory to the Option Agreement.

______________________________ Name: ________________________ Date: December ___, 2004